Exhibit 99.1

ICI MUTUAL INSURANCE COMPANY,
a Risk Retention Group

INVESTMENT COMPANY BLANKET BOND

RIDER NO. 12

INSURED		BOND NUMBER
JNL Series Trust		05680124B
EFFECTIVE DATE	BOND PERIOD	AUTHORIZED REPRESENTATIVE

September 1, 2024	January 1, 2024 to January 1, 2025	/S/ Swenitha Nali

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the Limit of Liability for the following Insuring Agreements is hereby amended, effective September 1, 2024, to be:

		Limit of Liability

Insuring Agreement A-	FIDELITY	$7,000,000
Insuring Agreement C-	ON PREMISES	$7,000,000
Insuring Agreement D-	IN TRANSIT	$7,000,000
Insuring Agreement E-	FORGERY OR ALTERATION	$7,000,000
Insuring Agreement F-	SECURITIES	$7,000,000
Insuring Agreement G-	COUNTERFEIT CURRENCY	$7,000,000
Insuring Agreement I-	PHONE/ELECTRONIC TRANSACTIONS	$7,000,000
Insuring Agreement J-	COMPUTER SECURITY	$7,000,000

RN0004.0-02 (10/08)
Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.